UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2018

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 9, 2018, Genworth Financial, Inc. (“Genworth”) issued, jointly with China Oceanwide Holdings Group Co., Ltd (“Oceanwide”), a press release announcing that the Committee on Foreign Investment in the United States (“CFIUS”) had concluded its review under Section 721 of the Defense Production Act of 1950, as amended, of the transaction contemplated by the Agreement and Plan of Merger, dated October 21, 2016 (the “Merger Agreement”), among Genworth, Asia Pacific Global Capital Co., Ltd. (“Parent”), a limited liability company incorporated in the People’s Republic of China and an indirect subsidiary of Oceanwide, and Asia Pacific Global Capital USA Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Parent, and determined that there are no unresolved national security concerns with respect to the proposed transaction.

In connection with the CFIUS review of the proposed transaction, Genworth and Oceanwide entered into a mitigation agreement which, among other things, requires Genworth to use a U.S.-based third-party service provider to manage and protect the personal data of Genworth’s U.S. policyholders.

The closing of the transaction remains subject to other conditions under the Merger Agreement, including the receipt of required regulatory approvals in the U.S., China and other international jurisdictions.

A copy of the press release announcing completion of the CFIUS review is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Genworth, dated June 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: June 11, 2018	By:	/s/ Ward E. Bobitz
Ward E. Bobitz
Executive Vice President and General Counsel